Exhibit 99.1

Sky Harbour Announces Second Closing of Equity Raise, with Additional Participation of Existing and New Long-Term Investors

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced it has completed the second closing of its previously announced equity raise. The Company issued an additional 3,955,790 PIPE shares of its Class A Common Stock in connection with the exercise of all the rights to purchase additional shares provided to PIPE investors who participated in the first closing for net proceeds of approximately $37.6 million, at a sale price of $9.50 per share. Aggregate proceeds from both closings were approximately $75.2 million, representing the full capacity of the equity raise.

As previously disclosed, the Company plans to issue approximately $150 million in new private activity debt financing in the first half of 2025. The combined proceeds of both financings and existing cash on hand, approximately $240 million, is intended to support phase-1 development projects at 6-7 new airport campuses (approximately 800,000 rentable square feet), beyond the approximately one million rentable square feet already funded. As recently announced, the Company expects seven new ground leases by the end of 2025, which would bring the portfolio to 23 airports.

PIPE Participants included affiliates of Altai Capital and Raga Partners, Boulderado, the family office of SHG Board member Alex Rozek and new long-term investors.

Tal Keinan, Sky Harbour CEO, commented: “Sky Harbour has had the good fortune to attract truly strategic investors to its shareholder community. We are grateful for our new partners, and for existing partners who have increased their stakes in Sky Harbour.”

Francisco Gonzalez, Sky Harbour CFO, commented: “We are pleased to have been oversubscribed in the investor interest of this equity financing. We will continue with our policy of conservative and deliberate management of our liquidity and capital formation.”

Rishi Bajaj, Managing Principal from Altai Capital also commented: “We are excited to be joined by an excellent group of new long-term investors who are equally enthusiastic about Sky Harbour's progress and future pipeline.”

For additional information, to request an invitation, or to schedule a one-on-one meeting, please email Sky Harbour Investor Relations at investors@skyharbour.group.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

About Altai Capital

Altai Capital is a technology-focused investment firm founded in 2009 by Rishi Bajaj. Altai Capital makes long-term investments across a diverse range of financial instruments, including debt, private equity, venture capital, and publicly traded securities. To learn more, visit www.altai.com.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the expectations regarding future operations at Sky Harbour Corporation and its subsidiaries. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023, and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

SKYH Investor Relations:
investors@skyharbour.group
Attn: Francisco X. Gonzalez, CFO